CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 16, 2017, relating to the financial statements and financial highlights, which appear in the T. Rowe Price Emerging Markets Bond Fund, T. Rowe Price Emerging Markets Corporate Bond Fund, T. Rowe Price Emerging Markets Local Currency Bond Fund, T. Rowe Price International Bond Fund, T. Rowe Price Global Consumer Fund, T. Rowe Price Global Industrials Fund, T. Rowe Price Dynamic Global Bond Fund (formerly T. Rowe Price Global Unconstrained Bond Fund), and T. Rowe Price Global High Income Bond Fund (seven of the portfolios comprising T. Rowe Price International Funds, Inc.) Annual Reports on Form N-CSR for the year ended December 31, 2016. We also consent to the use in this Registration Statement of our report dated November 1, 2016, relating to the financial statements of T. Rowe Price Total Return Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 26, 2017